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                                                  EXHIBIT  23




       CONSENT OF ERNST & YOUNG LLP,INDEPENDANT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Prospectus of Archer-Daniels-Midland Company for the registration of 3,000,000 shares of its common stock and to the incorporation by reference therein of our report dated July 28, 1994, with respect to the consolidated financial statements and schedules of Archer-Daniels-Midland Company included or incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1994, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP


Minneapolis, Minnesota
April 3, 1995
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